EXHIBIT 10.16

AMENDMENT TO

401(k) PLAN

Morgan Stanley & Co. Incorporated (the “Corporation”) hereby amends the Morgan Stanley 401(k) Plan (the “401(k) Plan”), effective January 1, 2005, as follows:

1. Section 11(e)(i) of the 401(k) Plan is amended by adding the following sentence immediately after the third sentence therein:

“Whether a person is a spouse or surviving spouse will be determined using the eligibility standards for U. S. Social Security benefits.”

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IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed on its behalf as of this 30th day of November, 2004.

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ KAREN JAMESLEY